UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
CKE RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Contact:	Investor Relations	Press Relations
	Lori Barker	Beth Mansfield
	CKE Restaurants, Inc.	CKE Restaurants, Inc.
	805-745-7750	805-745-7741
CKE RESTAURANTS, INC. ANNOUNCES FILING AND MAILING OF REVISED
DEFINITIVE PROXY STATEMENT
CARPINTERIA, CALIFORNIA, June 3, 2010 — CKE Restaurants, Inc. (NYSE: CKR) (“CKE”) announced today that it has filed a revised definitive proxy statement for a special meeting of stockholders for the purpose of voting on a proposal to approve its previously announced merger agreement with Columbia Lake Acquisition Holdings, Inc. and Columbia Lake Acquisition Corp., both of which are affiliates of Apollo Management VII, L.P. CKE revised the definitive proxy statement that it previously filed with the Securities and Exchange Commission on May 28, 2010 in order to change the date and time of the special meeting of stockholders. As indicated in the revised definitive proxy statement, the special meeting of stockholders will be held at 8:00 a.m., local time, on Wednesday, June 30, 2010 at 6307 Carpinteria Avenue, Carpinteria, California, 93013. CKE commenced the mailing of the notice of meeting and the revised definitive proxy statement to stockholders on June 2, 2010.
Stockholders of record as of the close of business on May 10, 2010 will be entitled to vote at the special meeting of stockholders. The board of directors of CKE has unanimously determined that the merger agreement and the transactions contemplated thereby are in the best interests of CKE and its stockholders, and recommends that CKE’s stockholders vote “FOR” the merger agreement and the transactions contemplated thereby.
Stockholders are encouraged to read CKE’s definitive proxy materials, including the revised definitive proxy statement, in their entirety as they provide, among other things, a detailed discussion of the process that led to the merger agreement and reasons behind CKE’s board of directors’ unanimous recommendation. Stockholders with questions about the merger agreement and the transactions contemplated thereby, or who need assistance in submitting their proxy or voting their shares should contact CKE’s proxy solicitor, Morrow & Co., LLC toll-free at (800) 607-0088 or at (203) 658-9400.

FORWARD-LOOKING STATEMENTS
This filing contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give CKE’s current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond CKE’s control, and could cause CKE’s results to differ materially from those described. These uncertainties and other factors include, but are not limited to, risks associated with the proposed transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to complete the proposed transaction due to the failure to obtain stockholder approval, the failure to satisfy other conditions to completion of the proposed transaction or the failure to obtain the necessary debt financing arrangements set forth in the debt commitment letter received in connection with the proposed transaction. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. CKE undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the New York Stock Exchange. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties as discussed in CKE’s filings with the Securities and Exchange Commission (the “SEC”).
ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT
A definitive proxy statement of CKE and other materials has been filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CKE AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by CKE with the SEC at the SEC’s Web site at www.sec.gov.
The definitive proxy statement and such other documents are also available for free on CKE’s website at www.ckr.com under “Investors/SEC Filings” or by directing such request to Investor Relations, CKE Restaurants, Inc., 805-745-7750.
CKE and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of CKE’s participants in the solicitation is set forth in CKE’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the definitive proxy statement relating to the proposed transaction.

CKE Restaurants, Inc.
Headquartered in Carpinteria, Calif., CKE Restaurants, Inc. is publicly traded on the New York Stock Exchange under the symbol “CKR.” As of the end of its fiscal 2010, CKE Restaurants, Inc., through its subsidiaries, had a total of 3,141 franchised, licensed or company-operated restaurants in 42 states and in 16 countries, including 1,224 Carl’s Jr. restaurants and 1,905 Hardee’s restaurants. For more information about CKE Restaurants, please visit www.ckr.com.
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